Exhibit 9

WARRANT PURCHASE AGREEMENT

by and between

CAPRIUS, INC.

and

VINTAGE CAPITAL GROUP, LLC

Dated as of January 22, 2010

TABLE OF CONTENTS

1. Terms of Warrant		1

1.1	Warrant	1
1.2	Closing	1

2. Representations and Warranties of the Company		2

2.1	Organization, Good Standing, and Qualification	2
2.2	Authorization	2
2.3	Valid Issuance of Capital Stock	2
2.4	Subsidiaries	3
2.5	No Conflicts	3
2.6	Warrant Coverage	3

3. Representations and Warranties of the Purchaser		3

3.1	Authorization	3
3.2	Purchase Entirely for Own Account	3
3.3	Disclosure of Information	4
3.4	Investment Experience	4
3.5	Accredited Investor	4
3.6	Restricted Securities	4
3.7	Further Limitations on Disposition	4
3.8	Legends	4

4. Original Issue Discount Calculation		5

5. California Corporate Securities Law		5

6. Miscellaneous		5

6.1	Successors and Assigns; Assignments	5
6.2	Governing Law	6
6.3	Consent to Forum	6
6.4	Waiver of Trial by Jury	6
6.5	Counterparts	7
6.6	Titles and Subtitles	7
6.7	Notices	7
6.8	Finder’s Fee	8
6.9	Expenses	8
6.10	Entire Agreement; Amendments and Waivers	8
6.11	Severability	9

i

EXHIBITS

Exhibit A	—	Warrant

Exhibit B	—	Registration Rights Agreement

Exhibit C	—	Equity Rights Agreement

ii

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of January 22, 2010, by and between Caprius, Inc., a Delaware corporation (the “Company”), and Vintage Capital Group, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, to induce the Purchaser to enter into that certain Securities Purchase and Sale Agreement, dated as of September 16, 2009 (the “Securities Purchase Agreement”), the Company agreed to issue and sell to the Purchaser a warrant to purchase a number of shares of the Common Stock (as such term is defined herein) of the Company, which shares will represent 40% of the Company’s Common Stock on a Fully Diluted Basis (as defined in the Warrant); and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Terms of Warrant.

1.1 Warrant. In return for the consideration provided by the Purchaser, the Company shall sell and issue to the Purchaser a warrant to purchase shares of Common Stock (the “Common Stock”) in the form attached hereto as Exhibit A (the “Warrant”). The Warrant shall be exercisable for that number of shares of Common Stock of the Company equal to 40% of the Common Stock of the Company on a Fully Diluted Basis (as defined in the Warrant) (the “Warrant Shares”).

1.2 Closing.

(a) The closing (the “Closing”) of the purchase of the Warrant by the Purchaser in return for the payment to the Company by the Purchaser of $0.01 (the “Purchase Price”) shall take place at the offices of Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, Los Angeles, California 90067, at 10:00 a.m. Los Angeles time, January 22, 2010 or at such other time and place as the Company and the Purchaser mutually agree.

(b) At the Closing:

(i) the Purchaser shall deliver the Purchase Price to the Company and the Company shall deliver to the Purchaser the executed Warrant in return for the consideration provided to the Company;

(ii) the Company shall deliver an executed copy of the Registration Rights Agreement in the form attached hereto as Exhibit B;

(iii) the Company shall deliver an executed copy of the Equity Rights Agreement in the form attached hereto as Exhibit C;

(iv) the Company shall deliver an opinion of counsel to the Company, in form and substance satisfactory to the Purchaser in its sole and absolute discretion, which shall include, without limitation, opinions as to the authorization of the Warrant and the Warrant Shares and the entry into, and enforceability of, this Agreement, the Equity Rights Agreement and the Registration Rights Agreement;

(v) the Company shall deliver a certificate signed by the Chief Executive Officer of the Company, certifying on behalf of the Company (1) that the representations and warranties set forth in Section 2 are true and correct, (2) that all conditions to Closing have been satisfied and (3) as to the capitalization of the Company as of the Closing;

(vi) the Company shall deliver a certified copy of its Certificate of Incorporation as in effect as of the Closing;

(vii) the Company shall deliver a good standing certificate, issued by the State of Delaware, dated as of the most recent practicable date prior to the Closing; and

(viii) the Company shall deliver resolutions or consents of (1) its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Warrant, the Equity Rights Agreement and the Registration Rights Agreement and the amendments to the Company’s Certificate of Incorporation necessary or desirable to comply with the terms and conditions of this Agreement and the Warrant and (2) its stockholders approving and authorizing the amendments to the Company’s Certificate of Incorporation necessary or desirable to comply with the terms and conditions of this Agreement and the Warrant.

2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchaser that:

2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Warrant has been taken. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, issuance (or reservation for issuance) and delivery of the Warrant Shares to be issued upon exercise of the Warrant has been taken.

2.3 Valid Issuance of Capital Stock. The Warrant Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

2.4 Subsidiaries. The Company does not own or hold, directly or indirectly, any stock, partnership interest, membership interest, joint venture interest, ownership interest or other security, investment or interest in any corporation, partnership, limited liability company, joint venture, organization or other entity, other than M.C.M. Environmental Technologies, Inc., M.C.M. Environmental Technologies Ltd., and M.C.M. Environmental Technologies (U.K.) Ltd. (collectively, the “Subsidiaries”).

2.5 No Conflicts. Neither the execution and delivery of this Agreement or the Warrant, or any other agreement related thereto to which the Company or any Subsidiary is a party, nor the consummation of the transaction contemplated hereby or thereby, will (a) violate any provision of the charter, bylaws or similar organizational documents of the Company or any Subsidiary, (b) violate, breach, conflict with or constitute a default (or constitute an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any material agreement, contract, lease, license or document to which the Company or any Subsidiary is a party, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any governmental authority applicable to the Company or any Subsidiary or pertaining or relating to the business or any property of the Company, or (d) give rise to a declaration or imposition of any lien upon any share of Common Stock or any property of the Company.

2.6 Warrant Coverage. The Warrant, as of the date hereof, represents 40% of the Common Stock of the Company on a Fully Diluted Basis (as defined in the Warrant) and there are no equity securities of the Company or any Subsidiary outstanding that are not convertible into Common Stock.

3. Representations and Warranties of the Purchaser. In connection with the transactions provided for herein, the Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company that the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement.

3.3 Disclosure of Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.4 Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

3.6 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

3.8 Legends. It is understood that the Securities shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act.”

4. Original Issue Discount Calculation. To the extent that it is applicable, the Purchaser and the Company shall use reasonable efforts to determine a mutually acceptable original issue discount calculation for the Warrant promptly after Closing. If they are not able to agree, then within ninety (90) days following the Closing Date the Company shall prepare a calculation of the original issue discount attributable to the issuance of the Warrant to the Purchaser, and deliver it to the Purchaser together with supporting statements. The Purchaser shall have thirty (30) days to review the Company’s calculation and if the Purchaser disagrees with the calculation, the Purchaser shall submit its own calculation, together with supporting statements, to the Company. If the parties cannot agree within one hundred and fifty (150) days of the Closing Date on the original issue discount calculation, then the parties agree that the original issue discount shall be determined as set forth in this paragraph by an independent accounting firm mutually acceptable to both the Purchaser and the Company. The independent accounting firm shall select either the Company’ original calculation or the Purchaser’s calculation, and not make a new calculation of original issue discount. Each party agrees to sign any reasonable engagement letter requested by the independent accounting firm related to its determination. The determination of original issue discount in accordance with this Section 4 shall be used by each party hereto in all income tax filings. All fees and expenses of third parties related to the determination of original issue discount shall be paid by the Company.

5. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6. Miscellaneous.

6.1 Successors and Assigns; Assignments. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Company shall not assign any of its rights and obligations hereunder or any interest herein or therein without the prior written consent of the Purchaser. The Purchaser may, at any time and from time to time without the consent of the Company, assign, transfer or delegate to one or more persons (each an “Assignee”) all or any part of its right, title and interest in and to this Agreement and the Warrant, subject to compliance with applicable federal and state securities laws; provided, however, that, in any privately negotiated transaction involving a sale or assignment of any such right, title or interest, the transferor shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and provided further, that the Company shall continue to deal solely and directly with the transferor in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company.

6.2 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

6.3 Consent to Forum. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR THE PURCHASER, THE COMPANY HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT THE PURCHASER’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY ON THE ONE HAND AND THE PURCHASER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE PURCHASER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

6.4 Waiver of Trial by Jury. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY OTHER DOCUMENT RELATED THERETO, THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or PDF signatures delivered hereunder shall be deemed, and effective as, originals.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) if transmitted by telecopier with receipt acknowledged, or (ii) upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or (iii) the next Business Day, if sent by a nationally recognized overnight courier for next Business Day delivery, addressed as follows:

If to the Purchaser:

Vintage Capital Group, LLC

11611 San Vicente Boulevard, 10th Floor

Los Angeles, CA 90049

Attention:      Thomas Webster

Telephone:    (310) 979-9090

Facsimile:     (310) 207-0035

E-Mail:          twebster@vintage-vfm.com

With a copy to:

Klee, Tuchin, Bogdanoff & Stern LLP

1999 Avenue of the Stars, 39th Floor

Los Angeles, CA 90067

Attention:      Ronn S. Davids

Telephone:    (310) 407-4095

Facsimile:     (310) 407-9090

E-Mail:          RDavids@ktbslaw.com

If to the Company, to:

Caprius, Inc.

10 Forest Avenue, Suite 220

Paramus, NJ 07652

Attention:      Dwight Morgan

Telephone:    (201) 342-0900

Facsimile:     (866) 405-4918

E-Mail:          dmorgan@mcmetech.com

With a copy to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, NY 10005

Attention:      Bruce A. Rich

Telephone:    (212) 238-8895

Facsimile:     (212) 732-3232

E-Mail:          rich@clm.com

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this Section 6.6.

6.8 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, expenses and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall bear all costs, expenses and legal fees incurred by it and by the Purchaser with respect to this Agreement, the Warrant and the transactions contemplated hereby.

6.10 Entire Agreement; Amendments and Waivers. This Agreement, the Warrant, the Securities Purchase Agreement, the Investment Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser.

6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CAPRIUS, INC., a Delaware corporation

By:	/s/ Dwight Morgan
	Name:	Dwight Morgan
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT]

VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company

By:	/s/ Fred C. Sands
	Name:	Fred C. Sands
	Title:	Chairman

[SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT]